Exhibit 5.2

February 18, 2020

Beazer Homes USA, Inc.

1000 Abernathy Road

Suite 260

Atlanta, Georgia 30328

Re:	Beazer Homes USA, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Beazer Homes Indiana LLP, an Indiana limited liability partnership, (the “Guarantor”), which is a remote subsidiary of Beazer Homes USA, Inc., a Delaware corporation (“Beazer”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Beazer and the direct and remote subsidiaries of Beazer listed in the Registration Statement, including the Guarantor, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance by Beazer of up to $350,000,000 aggregate principal amount of its 7.250% Senior Notes due 2029 (the “New Notes”) and the issuance by the Guarantor and certain other subsidiaries listed in the Registration Statement of guarantees (the “New Guarantees”) with respect to the New Notes. The New Notes and New Guarantees will be offered by Beazer in exchange for $350,000,000 aggregate principal amount of its outstanding 7.250% Senior Notes due 2029 and related guarantees of those notes. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

The New Notes and the New Guarantees will be issued under an Indenture dated as of September 24, 2019 (the “Indenture”), by and among the Company, the Guarantor, the other guarantors signatory thereto, and U.S. Bank National Association, as trustee. We have assumed, with your permission, that (i) the Indenture has not been amended, modified or supplemented and remains in full force and effect, (ii) the substantive provisions of the New Guarantees, when issued, will be identical to the description of the New Guarantees set forth in the Indenture and (iii) the New Notes have been issued pursuant to the Indenture and otherwise in compliance with the provisions of the Indenture.

The New Notes, the New Guarantees and the Indenture are sometimes referred to herein individually as a “Transaction Document” and, collectively, the “Transaction Documents”.

Beazer Homes USA, Inc.

February 18, 2020

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

i.	the Registration Statement;

ii.	the Indenture;

iii.	the New Notes;

iv.	the New Guarantees;

v.	a certificate, dated the date hereof, made by the Guarantor in favor of Barnes & Thornburg LLP in connection with the issuance of this opinion;

vi.

the Registration of Limited Liability Partnership of Beazer Homes Indiana LLP effective December 29, 2004 (the “LLP Registration”), and the Partnership Agreement of Beazer Homes Indiana LLP dated September 1, 1993, as amended December 27, 2004 (the “Partnership Agreement”);

vii.	a certificate of the Secretary of State of the State of Indiana as to the existence of the Guarantor under the laws of the State of Indiana as of February 14, 2020; and

viii.

resolutions adopted by the Guarantor’s managing partner, certified by the secretary of the Guarantor, relating to the execution and delivery of, and the performance by, the Guarantor of its obligations under the Transaction Documents.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto (other than the due authorization of each such agreement, instrument and document by the Guarantor), (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto (other than the due execution and delivery of each such agreement, instrument and document by the Guarantor), (iii) the genuineness of all signatures on all documents submitted to us, (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us, (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete, (vi) the legal capacity of all individuals executing documents, (vii) that the Transaction Documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto (other than the Guarantor), enforceable against such parties (other than the Guarantor) in accordance with their respective terms and that no Transaction Document has been amended or terminated orally or in writing except as has been disclosed to us, and (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of Beazer and the Guarantor and other persons on which we have relied for the purposes of this opinion are true and correct. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of Beazer and the Guarantor.

Beazer Homes USA, Inc.

February 18, 2020

Statements in this opinion which are qualified by the expression “to our knowledge” or other expressions of like import are limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to the representation of the Indiana Guarantor in connection with the execution and delivery of the Transaction Documents (but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Company or the Indiana Guarantor or otherwise). We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.    Beazer Homes Indiana LLP is a general partnership subject to the Uniform Partnership Act of the State of Indiana, became registered as an Indiana limited liability partnership pursuant to the LLP Registration, and has all requisite power and authority under Indiana law and the Partnership Agreement to conduct its business and to own its properties (all as described in the Registration Statement) and to execute, deliver and perform all of its obligations under the New Guarantees.

2.    The Guarantor has duly authorized, executed and delivered the Indenture.

3.    The execution and delivery by the Guarantor of the Indenture, the performance of its obligations thereunder, and the issuance of the New Guarantees by the Guarantor, have been duly authorized by all necessary limited liability partnership or other action, and do not (i) require any further consent or further approval of its partners, (ii) violate any provision of any law, rule or regulation of the State of Indiana or, to our knowledge, any order, writ, judgment, injunction, decree, determination or award of any federal or state court or governmental authority presently in effect to which the Guarantor is a named party which violation would impair its ability to perform its obligations under the New Guarantees, or (iii) violate its Partnership Agreement.

The opinions set forth above are subject to the following qualifications and exceptions:

We are members of the Bar of the State of Indiana. In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the State of Indiana. We express no opinion with regard to anti-fraud laws or state securities or “blue sky” laws. This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm King & Spalding LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Beazer Homes USA, Inc.

February 18, 2020

Very truly yours,

/s/ Barnes & Thornburg LLP
Barnes & Thornburg LLP